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                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
           The Securities Exchange Act of 1934 (Amendment No.     )


Filed by the Registrant  [X]
Filed  by a party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(a)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         ADVANCED NUTRACEUTICALS, INC.
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               (Name of Registrant as Specified In Its Charter)


                                NOT APPLICABLE
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-8(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transaction applies:
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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
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     (4)  Proposed maximum aggregate value of transaction:
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     (5)  Total fee paid:
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[X]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  NOT APPLICABLE
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     (2)  Form, Schedule or Registration Statement No.:  NOT APPLICABLE
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     (3)  Filing Party:  NOT APPLICABLE
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     (4)  Date Filed:  NOT APPLICABLE
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                         Advanced Nutraceuticals, Inc.
                            9101 Jameel, Suite 180
                               Houston, TX 77040

May 16, 2001



Dear Fellow Shareholders:

Recently you should have received Proxy solicitation materials, including a Proxy card for Advanced Nutraceuticals, Inc.'s upcoming shareholder meeting scheduled for May 31, 2001. If you have previously voted in favor of the items on the Proxy card you can disregard this letter and thank you for your support. The Proxy card contains several proposals, all of which are unanimously supported and recommended by the Board of Directors of ANI and the management of ANI and NFLI. Many of the members of management are also major shareholders with interests similar to yours. In order to successfully consummate the Sale of NFLI, our Articles of Incorporation require that we obtain the affirmative vote of the holders of two-thirds of the outstanding shares of ANI stock.

You may feel that your vote is not important, or your amount of shares will not make a difference to the future success of ANI and NFLI, relative to the matters included on the Proxy. As officers and stockholders of ANI, we are asking you to please take a few minutes right now and vote on the proposals contained in the Proxy. Due to the high threshold required for approval of several of the proposals, the vote of your shares will make a difference.

The proposals discussed in the Proxy are important, and we believe, necessary steps for the future success of ANI, as well as NFLI. If you did not receive a copy of the proxy materials, which were mailed to all shareholders of record as of April 23, 2001, or if you have questions regarding any of the proposals, please call either Greg Pusey at 303/ 722-4008, or David Bertrand at 713/ 329-5800.

For your convenience an additional Proxy card and return envelope has been enclosed.

While David Bertrand is leaving Advanced Nutraceuticals, Inc. to stay with NFLI as NFLI's President, he will continue to be a large shareholder in ANI. David has stated that "this sale represents a positive development for the distributors of NFLI and I believe provides my shareholdings in ANI an opportunity to rise in value again and for the company to begin to grow once again."

My name is Greg Pusey and I am the CEO of Advanced Nutraceuticals. I wanted you to know that I believe the measures we are proposing are key to turning this Company around and enhancing the share value. I speak to you with the conviction of not only my beliefs but also with my capital (as I have recently added significantly to my ANI share position).

We are committed to the future success of ANI; please join us by promptly returning your Proxy card with an affirmative vote on all proposals.

Sincerely,


Gregory Pusey                            David P. Bertrand
President and Chief Executive Officer    President and Chief Executive Officer
Advanced Nutraceuticals, Inc.            Nutrition For Life International, Inc.